UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2023

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 W 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The Board of Directors of Troika Media Group, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-25 (the “Reverse Stock Split”). The Company anticipates that the Reverse Stock Split will be effective at 12:01 a.m., Eastern Time, on June 1, 2023 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

As previously disclosed, on May 16, 2023, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company of its determination (the “Staff Determination”) to delist the Company’s securities from the Nasdaq Capital Market for violating the Minimum Bid Price Rule. The Company is appealing the Staff Determination and requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to seek continued listing pending the Company’s return to compliance with the Minimum Bid Price Rule. The delisting of the Company’s securities from the Nasdaq Capital Market has been stayed as a result of such appeal. To regain compliance with the Minimum Bid Price Rule, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq and the Company’s Common Stock will begin trading on a split-adjusted basis on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 89689F404.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 25. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under any equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, American Stock Transfer & Trust Company, LLC (“AST”), at the address set forth below. AST will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. AST can be contacted at (888) 937-5449.

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

Certificate of Change. The Company effected the Reverse Stock Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate”) with the Nevada Secretary of State on May 31, 2023, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate will become effective at 12:01 a.m. on the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 800,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 32,000,000 shares of Common Stock. As of May 26, 2023, there were 413,247,454 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 16,529,898 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 OTHER EVENTS

On May 31, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, risks and uncertainties regarding the outcome of the appeal of the Nasdaq delisting determination, the risk that the Company will not be able to continue to operate as a going concern, the risk that the Company will not complete a refinancing or other transaction as a result of its ongoing strategic review, the lingering impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by applicable securities law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Change of Troika Media Group, Inc., dated May 31, 2023 and effective June 1, 2023
99.1	Press Release dated May 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: May 31, 2023	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer